                                                                 EXHIBIT 3.19(b)

                                   AGREEMENT

                                       OF

                              LIMITED PARTNERSHIP

                                       OF

                  AOR OF TEXAS MANAGEMENT LIMITED PARTNERSHIP

     Recitals.  This Agreement of Limited Partnership of AOR OF TEXAS MANAGEMENT
     --------
LIMITED PARTNERSHIP ("Agreement") is signed and entered into by and among the AOR Management Company of Texas, Inc., a Delaware corporation, as general partner (the "General Partner"), and American Oncology Resources, Inc., a Delaware corporation, as limited partner (the "Limited Partner"). The names and addresses of the General Partner and the Limited Partner appear on Exhibit "A"
                                                                   -----------
attached hereto and incorporated herein by reference.

                                   ARTICLE I
                              ORGANIZATION MATTERS
                              --------------------

     1.1  Formation of the Partnership.  The Partners (as defined in Article II)
          ----------------------------
desire to form a limited partnership ("Partnership") pursuant to the provisions of the Texas Revised Limited Partnership Act, Tex. Rev. Civ. Stat. Ann. Article 6132a-1, as amended from time to time (the "Partnership Act"). This Agreement constitutes the partnership agreement of such Partnership, effective upon the date of execution of this Agreement (the "Effective Date"). Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Partnership Act.

     1.2  Name.  The name of the Partnership is "AOR of Texas Management Limited
          ----
Partnership."

     1.3  Registered Agent and Principal Place of Business.  The principal place
          ------------------------------------------------
of business of the Partnership shall be 16825 Northchase Drive, Suite 1300, Houston, Texas 77060, or such other place, within or outside the State of Texas, as the General Partner may from time to time determine. The General Partner's offices, and the registered office of the Partnership, shall be 16825 Northchase Drive, Suite 1300, Houston, Texas 77060, or such other place, within or outside the State of Texas, as the General Partner may from time to time determine in its sole discretion. The General Partner shall be the Partnership's registered agent for service of process.

     1.4  Power of Attorney.  The Limited Partner hereby irrevocably makes,
          -----------------
constitutes and appoints the General Partner and any successor to the General Partner permitted as provided herein, with full power of substitution and resubstitution, as the true and lawful agent and attorney-in-fact of the Limited Partner, with full power and authority in the name, place and stead of the Limited Partner to execute, swear to, acknowledge, deliver, file or record in public offices and publish: (i) all certificates and other instruments (including counterparts thereof) that the General Partner deems appropriate to reflect any amendment, change or modification of or supplement to this Agreement in accordance with the terms of this Agreement;
(ii) all certificates and other instruments and all amendments thereto that the General Partner deems appropriate or necessary to form, qualify or continue the Partnership in the State of Texas or any jurisdiction, to maintain the limited liability of the Limited Partner, to preserve the Partnership's status as a partnership for tax purposes or otherwise to comply with applicable law; (iii) all conveyances and other instruments or documents that the General Partner deems appropriate or necessary to reflect: (a) the transfers of assignments of interests in, to or under this Agreement or the Partnership; (b) the dissolution, liquidation and termination of the Partnership, and the distribution of assets of the Partnership in connection therewith, pursuant to the terms of this Agreement; and (iv) any certificates or other documents required to be filed pursuant to Chapter 36 of the Texas Business and Commerce Code.

     The power of attorney granted herein is hereby declared irrevocable and a power coupled with an interest, shall survive the bankruptcy, dissolution or other termination of the Limited Partner and shall extend to and be binding upon the Limited Partner's successors and assigns. The Limited Partner hereby agrees to be bound by any representations made by the agent and attorney-in-fact acting in good faith pursuant to such power of attorney, and the Limited Partner hereby waives any and all defenses that may be available to contest, negate, or disaffirm any action of the agent and attorney-in-fact taken under such power of attorney.

     1.5  Term.  The term for which the Partnership is to exist as a limited
          ----
partnership is from the date of first filing of the Certificate of Limited Partnership with the office of the Secretary of State of the State of Texas through and until December 31, 2055 or until earlier termination of the Partnership in accordance with any provision of Article X.

                                   ARTICLE II
                                  DEFINITIONS
                                  -----------

     Whenever used in this Agreement, the following terms shall have the meanings assigned to them herein:

     Agreement.  This Agreement of Limited Partnership of AOR of Texas
     ---------
Management Limited Partnership, as originally executed and as amended, supplemented, modified or further restated from time to time, as the context requires.

     Allocation Ratio.  The percentage set forth next to each Partner's name on
     ----------------
Exhibit "A".
-----------

     Assignee.  A Person to whom a Partnership Interest has been transferred by
     --------
the Limited Partner in a manner expressly permitted under this Agreement, and who thereby shall have an interest in the Partnership equivalent to that of the Limited Partner, but (i) limited to the rights and obligations appurtenant to such Partnership Interest to share in the allocations and distributions, including liquidating distributions, of the Partnership, and (ii) otherwise subject to

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the limitations under this Agreement and the Partnership Act on the rights of an
Assignee who has not become a Substituted Limited Partner.

     Capital Contribution.  The total amount contributed to the Partnership by
     --------------------
all Partners or any class of Partners or any one Partner, as the case may be.

     Cash Available for Distribution.  As of any date, all Partnership cash and
     -------------------------------
cash equivalents on hand as of such date, less such reserves as the General Partner, in its sole discretion, shall deem reasonable to retain in order to provide for the operation of the Partnership's business.

     Certificate of Limited Partnership.  The Certificate of Limited
     ----------------------------------
Partnership, a copy of which is attached hereto as Exhibit "B", filed by the
                                                   -----------
Partnership with the Secretary of State of the State of Texas.

     Code.  The Internal Revenue Code of 1986, as amended and in effect from
     ----
time to time.

     Effective Date.  May 1, 1996.
     --------------

     General Partner.  AOR Management Company of Texas, Inc., a Delaware
     ---------------
corporation.

     Interest Rate.  The rate per annum equal to the lesser of (i) the Wall
     -------------                                                     ----
Street Journal prime rate as quoted in the money rates section of the Wall
--------------                                                        ----
Street Journal, which is also the base rate on corporate loans at large United
--------------
States money center commercial banks as its prime commercial or similar reference interest rate, with adjustments to be made on the same date as any change in the rate, and (ii) the maximum rate permitted by applicable law.

     Limited Partner.  American Oncology Resources, Inc., a Delaware
     ---------------
corporation.

     Majority in Interest of All Partners.  Those Partners whose Allocation
     ------------------------------------
Ratios aggregate more than fifty percent (50%) of the Allocation Ratios of all Partners.

     Managing Partner.  The General Partner.
     ----------------

     Partners.  The General Partner and the Limited Partner, in their respective
     --------
capacities as General Partner or Limited Partner, unless the context indicates otherwise.

     Partnership.  AOR of Texas Management Limited Partnership.
     -----------

     Partnership Act.  The Texas Revised Limited Partnership Act, Tex. Rev. Civ.
     ---------------
Stat. Ann. Article 6132a-1, as amended from time to time.

     Partnership Interest.  The interest of a Partner in the Partnership.
     --------------------

     Person.  Any individual, general or limited partnership, corporation,
     ------
limited liability company, executor, administrator or estate, association, trustee or trust, or other entity.

     Regulations.  The final, temporary or proposed income tax regulations
     -----------
promulgated by the United States Department of the Treasury, as amended and in effect from time to time.

     Substituted Limited Partner.  A Person who is admitted as a Limited Partner
     ---------------------------
to the Partnership in place of and with all the rights of a Limited Partner pursuant to Article IX in such Person's capacity as a Limited Partner.

                                  ARTICLE III
                              PURPOSE AND BUSINESS
                              --------------------

     The purpose and business of the Partnership shall be: (i) manage the nonmedical aspects of medical oncology practices, (ii) to invest and reinvest any Partnership assets or income of the Partnership, whether or not the original purpose for the investment has been accomplished; (iii) to incur secured or unsecured indebtedness or otherwise finance any of the foregoing activities;
(iv) to enter into any partnership, joint venture or similar arrangement to engage in any of the foregoing activities; and (v) to engage in any other lawful business.

                                   ARTICLE IV
                             CAPITAL CONTRIBUTIONS
                             ---------------------

     4.1  General Partner's Capital Contribution.  On the Effective Date, the
          --------------------------------------
General Partner will contribute to the Partnership, and the Partnership will acquire, the General Partner's Capital Contribution, which shall consist of the property described on Exhibit "A", attached hereto.
                      -----------

     4.2  Limited Partner's Capital Contributions.  On the Effective Date, each
          ---------------------------------------
Limited Partner will contribute to the Partnership, and the Partnership will acquire, each Limited Partner's Capital Contribution, which shall consist of the property described on Exhibit "A", attached hereto.
                      -----------

     4.3  Additional Capital Contributions.  The Partners shall be permitted to
          --------------------------------
make additional Capital Contributions to the Partnership. The General Partner shall determine the terms on which additional Capital Contributions shall be made. If any such additional Capital Contribution is not made pro rata, the Allocation Ratios shall be adjusted as determined by the General Partner. The General Partner is required to maintain a Partnership Interest of at least 1% at all times.

     4.4  Loans by General Partner.  If required in the discretion of the
          ------------------------
General Partner for any reason, the General Partner may advance funds to the Partnership. In the event that the General Partner shall advance funds to the Partnership, the General Partner shall receive interest in an amount equal to the General Partner's actual interest cost with respect to such advance when the General Partner has directly borrowed the funds advanced to the Partnership, or, if the General Partner has not directly borrowed the funds advanced to the Partnership, at the Interest Rate. Notwithstanding anything contained in this Agreement to the contrary, all loans made by the General Partner to the Partnership, together with accrued interest thereon, shall be paid in full before any distributions are made to the Partners. The General Partner has no obligation to loan any funds to the Partnership under any circumstances.

     4.5  No Other Contributions.  No Partner shall have any obligation to make
          ----------------------
any contribution to the Partnership nor to advance any funds thereto. The provisions hereof pertaining to Capital Contributions shall not confer any rights on third parties who are not Partners. No third-party creditor of the Partnership shall have any right or power to force a call for additional Capital Contributions hereunder. Except for their respective obligations to contribute their respective shares of Capital Contributions required under this Agreement, no Partner shall be obligated to advance, lend or contribute any funds to the Partnership in order to preserve or protect the properties and assets of the Partnership, or to cover operating deficits, obligations or liabilities of the Partnership.

     4.6  Return of Capital Contributions.  No Partner shall be entitled to have
          -------------------------------
its Capital Contribution returned except in accordance with the express provisions of this Agreement.

     4.7  Capital Accounts.  A separate Capital Account will be established for
          ----------------
each Partner. Each Partner's Capital Account shall be determined and maintained in accordance with Regulation (S) 1.704-1(b)(2)(iv) as interpreted by the General Partner. The General Partner shall have complete discretion to make those determinations, valuations, adjustments and allocations with respect to each Partner's Capital Account as it deems appropriate so that the allocations made pursuant to this Agreement will have substantial economic effect as such term is used in Regulation (S) 1.704-1(b).

     4.8  Interest.  No interest shall be paid by the Partners or the
          --------
Partnership on any capital contributed to the Partnership by the Partners.

                                   ARTICLE V
                         ALLOCATIONS AND DISTRIBUTIONS
                         -----------------------------

     5.1  General Allocation.  Except as provided in Sections 0 and 0, each item
          ------------------
of income, gain, loss, deduction or credit, each item of income exempt from tax and each item described in Section 705(a)(2)(B) of the Code shall be allocated to the General Partner and to the Limited Partners or their Assignees in accordance with their Allocation Ratios.

     5.2  Qualified Allocations.
          ---------------------

          (a) Notwithstanding any provision of this Agreement to the contrary and except as provided in Section 0, if the Limited Partner or its Assignee receives an adjustment, allocation or distribution described in Regulation
     (S) 1.704-1(b)(2)(ii)(d)(4),

     (5) or (6) that creates a deficit balance in its Capital Account, such Limited Partner or Assignee will be allocated gross income and gain in an amount and manner sufficient to eliminate such deficit balance as quickly as possible. The General Partner shall have complete discretion in applying the provisions of this Section 0 so that this provision will constitute a "qualified income offset" within the meaning of Regulations (S) 1.704-1(b)(2)(ii)(d).

          (b) Notwithstanding the foregoing, if there is a net decrease in Partnership minimum gain (as defined in Regulation (S) 1.704-2(d)(1)) during a Partnership taxable year, all Partners or Assignees with a deficit Capital Account balance at the end of such year will be allocated, before any other allocation is made under Section 704(b) of the Code of Partnership items for such taxable year, items of income and gain for such year (and, if necessary, subsequent years) in an amount and in the proportions needed to eliminate such deficits as quickly as possible. For purposes of determining Capital Account balances, the adjustments required by Regulation (S) 1.704-2(f) shall be made and for purposes of deeming the allocation of specific items of Partnership income or gain, the ordering rules of Regulation (S) 1.704-2(f)(6) shall be applied. This provision is to be applied so that it constitutes a minimum gain chargeback within the meaning of Regulation (S) 1.704-2(f).

          (c) Notwithstanding the other provisions of this Article V (except as provided in Section 0), losses or deductions otherwise allocable to a Partner or Assignee (other than nonrecourse deductions within the meaning of Regulation (S) 1.704-2(b)(1)) that are in excess of such Partner's or Assignee's Capital Account shall be allocated to the other Partners or Assignees for which such allocation will not create a Capital Account deficit greater than their share of Partnership minimum gain in proportion to their Allocation Ratios. If an allocation of loss or deduction is made to a Partner or Assignee pursuant to the preceding sentence, subsequent income or gain of the Partnership that would have otherwise been allocated to the Partner or Assignee from whom loss or deduction was allocated shall be allocated to the Partners or Assignees to whom the allocation of loss or deduction was made until the aggregate income or gain so allocated equals the aggregate loss or deduction allocated pursuant to the preceding sentence.

     5.3  Minimum Allocations to General Partner.  Notwithstanding any provision
          --------------------------------------
hereof to the contrary, the aggregate interests of the General Partner in each material item of Partnership income, gain, loss, deduction or credit, shall be equal to at least one percent (1%) of each such item at all times during the existence of the Partnership.

     5.4  Section 704(c) Allocation.  If a Partner contributes property to the
          -------------------------
Partnership that has an adjusted tax basis different from its fair market value at the time of contribution, then for federal income tax purposes only, income, gain, loss and deduction with respect to such property shall be allocated among the Partners as required by Section 704(c) of the Code (using the traditional method of Regulation (S) 1.704-3(b)), so as to take account of such difference.

     5.5  Distributions.  The General Partner, in its sole discretion and in
          -------------
accordance with its duty of care and loyalty to the Partnership, shall, from time to time, determine the amount of Cash Available for Distribution and except for distributions made in liquidation of the Partnership pursuant to Section 0, shall distribute the Cash Available for Distribution to the Partners in accordance with their Allocation Ratios. In addition, the General Partner may from time to time, in its sole discretion, make such other distributions (in cash or in kind) as it deems appropriate. Such additional distributions shall be paid to the Partners in accordance with their Allocation Ratios.

     5.6  Guaranteed Payment to General Partner.  Not later than the thirtieth
          -------------------------------------
day after the end of each calendar year, the General Partner shall determine whether it shall be paid cash as a fee for services, in an amount equal to no more than three percent (3%) of the fair market value of the Partnership's assets as determined on the first day of such calendar year. The right of the General Partner to receive such amount each calendar year shall not be cumulative. Amounts paid pursuant to this Section 5.6 are intended to constitute guaranteed payments within the meaning of Section 707(c) of the Code and shall not be treated as distributions for purposes of computing the General Partner's Capital Account.

     5.7  Transfer of Interest.  Each item of income, gain, loss, deduction or
          --------------------
credit allocable to any Partnership Interest transferred during any calendar quarter shall be allocated during such calendar quarter in proportion to the number of days during such calendar quarter for which each holder was recognized by the General Partner as the owner of the Partnership Interest, without regard to the results of Partnership operations during the portion of such calendar quarter in which such holders were recognized as the owners thereof and without regard to the date, amount or receipt of any distributions that may have been made with respect to such Partnership Interest.

                                   ARTICLE VI
                        ACCOUNTING AND FINANCIAL MATTERS
                        --------------------------------

     6.1  Fiscal Year.  The fiscal year of the Partnership shall be the calendar
          -----------
year.

     6.2  Tax Controversies.  The General Partner is designated as the tax
          -----------------
matters partner (as defined in the Code) and is authorized, empowered and required to represent the Partnership (at the Partnership's expense) in connection with all examinations of the Partnership's affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. The Partners and their Assignees agree to cooperate with the General Partner and to do or refrain from doing any or all things reasonably required by the General Partner to conduct such proceedings. The General Partner is authorized to make such filings with the Internal Revenue Service as may be required to designate the General Partner as the tax matters partner.

     6.3  Preparation of Tax Returns.  The General Partner shall cause the
          --------------------------
Partnership to file federal and state partnership returns of income and all other tax returns required to be filed by the Partnership for each calendar year or part thereof. The General Partner shall cause each Limited Partner or its Assignee to be furnished with information relating to the Partnership necessary for preparing such Limited Partner's or Assignee's income tax returns for the preceding year. If the Limited Partner or its Assignee intends to report its share of any Partnership tax item in a manner inconsistent with the Partnership's reporting of such item, such Limited Partner or Assignee shall notify the Partnership in writing at least twenty (20) days prior to the filing of any statement with the Internal Revenue Service in which such inconsistent position is reported.

     6.4  Books and Records.  The General Partner shall keep or cause to be kept
          -----------------
full, accurate, complete and proper books and accounts of all operations of the Partnership in accordance with the requirements of Section 1.07 of the Partnership Act and the accounting principles set forth in Regulation (S) 1.704-1(b). The General Partner shall maintain a list showing the names and addresses of all of the Partners and each Partner's partnership interest. Such books and records of the Partnership shall be kept at the Partnership's principal place of business. The Limited Partner agrees not to disclose to third parties any information included in such books and records that is determined to be confidential by the General Partner except as may be required by law. Copies of this Agreement and the Certificate of Limited Partnership and copies of the Partnership's income tax returns will be provided without charge to the Limited Partner or its representative or Assignee upon written request.

                                  ARTICLE VII
                   RIGHTS AND OBLIGATIONS OF GENERAL PARTNER
                   -----------------------------------------

     7.1  Managing Partner.  The General Partner shall be the Managing Partner.
          ----------------

     7.2  General Authority.  Persons dealing with the Partnership are entitled
          -----------------
to rely conclusively on the power and authority of the General Partner as set forth in this Agreement. In no event shall any person dealing with the General Partner or the General Partner's representatives with respect to any business or property of the Partnership be obligated to ascertain that the terms of this Agreement have been complied with, or be obligated to inquire into the necessity or expedience of any act or action of the General Partner or the General Partner's representatives; and every contract, agreement, deed, mortgage, security agreement, promissory note or other instrument or document executed by the General Partner or the General Partner's representatives with respect to any business or property of the Partnership shall be conclusive evidence in favor of any and every person relying thereon or claiming thereunder that (i) at the time of the execution and/or delivery thereof, this Agreement was in full force and effect, (ii) the instrument or document was duly executed in accordance with the terms and provisions of this Agreement and is binding upon the Partnership, and
(iii) the General Partner is duly authorized and empowered to execute and deliver any and every such instrument or document for and on behalf of the Partnership.

     7.3  Specific Authority.  The General Partner is hereby granted the right,
          ------------------
power and authority to do on behalf of the Partnership all things that, in the General Partner's judgment, are necessary, proper or desirable to carry out the aforementioned duties and responsibilities including, but not limited to, the right, power and authority: to incur all expenditures; to employ and dismiss from employment any and all employees, agents, independent contractors, brokers, attorneys and accountants; to acquire, hold, lease, sell or otherwise deal with all or any portion of any Partnership property for any Partnership purpose; to arbitrate, settle or defend any claim by, against or involving the Partnership; to borrow money on behalf of the Partnership and use as security therefor all or any part of any Partnership property; to loan funds to any Partner on terms and conditions deemed reasonable by the General Partner; to acquire, purchase, lease, alter, improve, repair, maintain, operate, replace or rebuild any property, real or personal, in connection with the conduct of the Partnership's business; to obtain replacement of debt obligations related in any way to any property owned by the Partnership; to repay in whole or in part, refinance, recast, modify, consolidate or extend any debt obligations relating in any way to any property owned by the Partnership; to procure and maintain insurance covering all property of the Partnership and its operations; to do any and all of the foregoing at such price, or amount and upon such terms as the General Partner deems proper; and to execute, acknowledge, swear to and deliver any and all instruments to effectuate any and all of the foregoing. The General Partner is also authorized to apply for and receive advances under any loan obtained by the Partnership and give valid receipt therefor. Any and all lawful acts heretofore taken by the General Partner that are permitted under this Section
7.3 are hereby ratified and confirmed by the Partners as the acts and deeds of the Partnership.

     7.4  Employment of Agents and Employees.  Nothing in this Agreement shall
          ----------------------------------
preclude the Partnership from entering into any contract with any agent, third party, affiliate or General Partner to manage or provide services or property with respect to the Partnership's properties or business so long as such employment or services shall be on terms competitive with those that the Partnership could obtain from unaffiliated sources.

     7.5  Disposition of Partnership Property.  The General Partner shall have
          -----------------------------------
the right, power and authority, without the consent of the Limited Partner, to sell, lease, exchange, or grant an option for the sale of all or any portion of the property of the Partnership, at such price or amount, for cash, securities or other property and upon such other terms as the General Partner in its discretion deems proper.

     7.6  Obligations Not Exclusive.  The General Partner shall devote time to
          -------------------------
the Partnership's business to such extent as it, in its sole judgment, shall deem necessary to properly manage and supervise the Partnership's business and affairs. The General Partner and any Limited Partner may engage, for its own account, without restriction or obligation to the Partnership, in any other activity, including activities that compete with the Partnership, and no Partner shall have any obligation to share any investment opportunities with the Partnership.

                                  ARTICLE VIII

                   RIGHTS AND OBLIGATIONS OF LIMITED PARTNER
                   -----------------------------------------

     8.1  No Participation in Management.  The Limited Partner shall not take
          ------------------------------
part in the management or control of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise to bind the Partnership.

                                  ARTICLE IX
                             TRANSFER OF INTERESTS
                             ---------------------

     9.1  Transfers by General Partners.  A General Partner may sell, exchange,
          -----------------------------
encumber, pledge, gift, distribute, assign or transfer all or any part of its Partnership Interest without the consent of any other Partners. Notwithstanding the preceding sentence, if a General Partner sells, exchanges, encumbers, pledges, gifts, distributes, assigns or transfers all or any part of its Partnership Interest to a transferee other than a Permitted Transferee, such transferee shall be an Assignee and may become a Substitute Limited Partner only with the consent of all Partners. If a General Partner sells, exchanges, encumbers, pledges, gifts, distributes, assigns or transfers all or any part of its Partnership Interest to a transferee who is a Permitted Transferee, such Permitted Transferee may become a General Partner with the consent of a Majority in Interest of all Partners.

     9.2  Transfers by Limited Partner.  The Limited Partner may not sell,
          ----------------------------
exchange, encumber, pledge, gift, distribute, assign or transfer all or any part of its Partnership Interest without the consent of the General Partner.

     9.3  Effective Date of Transfer.  Each transfer shall become effective as
          --------------------------
of the first day of the calendar month within the calendar month during which the General Partner approves such transfer and receives a copy of the instrument of assignment and all such certificates and documents that the General Partner may request.

     9.4  Invalid Transfer.  No transfer of a Partnership Interest that is in
          ----------------
violation of this Article IX shall be valid or effective, and the Partnership shall not recognize the same for the purposes of making distributions with respect to such Partnership Interest, or part thereof.

     9.5  Distributions to the Assignee.  The Partnership shall, after the
          -----------------------------
effective date of any transfer, thereafter pay all further distributions or profits or other compensation by way of income, or return of capital, on account of the Partnership Interest so transferred, to the Assignee from such time as such Partnership Interest is transferred to the name of the transferee on the Partnership's books in accordance with the above provisions. In the absence of written notice to the General Partner of the transfer of any Partnership Interest, the General Partner may assume that no transfer has occurred.

     9.6  Transfer Without Authority.  If any Person acquires the Partnership
          --------------------------
Interest of a Partner or becomes an Assignee by operation of law (otherwise than pursuant to Sections 9.1 or 9.3), or if a Partner's Partnership Interest in the Partnership is subjected to a lawful "charging order", or if a Partner makes an unauthorized transfer or assignment of its Partnership Interest that the Partnership is required by law to recognize, the Partnership will have the unilateral option to acquire the interest of the Assignee, or any fraction or part thereof, upon the following terms and conditions:

          (a) The Partnership will have the option to acquire the Partnership Interest by giving written notice to the Assignee of its intent to purchase such Partnership Interest;

          (b) The valuation date for the determination of the purchase price of the Partnership Interest will be the date the notice is delivered;

          (c) Unless the Partnership and the Assignee agree otherwise, the purchase price for the Partnership Interest, or any portion to be acquired by the Partnership, shall be its fair market value as determined by an appraiser selected by the General Partner;

          (d) Closing of the sale will occur at the principal office of the Partnership at 10 o'clock a.m. on the first Tuesday of the month following the month in which the appraisal is rendered;

          (e) In order to reduce the burden upon the resources of the Partnership, the Partnership will have the option, to be exercised in writing delivered at closing, to pay its purchase money obligation in fifteen (15) equal annual installments of principal and interest, or the remaining term of the Partnership if less than fifteen (15) years. The Interest Rate shall be determined as of the closing date. The first installment of principal, with interest, will be due and payable on the first day of the calendar year following closing, and subsequent annual installments, with accrued interest, will be due and payable on the first day of each succeeding calendar year until the entire amount of the obligation is paid. The Partnership will have the right to prepay all or any part of the purchase money obligation at any time without penalty; and

          (f) The General Partner may assign the Partnership's option to purchase to one or more of the remaining Partners and when done, any rights or obligations imposed upon the Partnership will instead become, by substitution, the rights and obligations of the Partners who are the transferees of the option.

     9.7  Federal Law Disclosure and Limitations.  The interests of the Partners
          --------------------------------------
in the Partnership have not, nor will be, registered under federal or state securities laws. Interests in the Partnership may not be offered for sale, sold, pledged or otherwise transferred unless so registered, or unless an exemption from registration exists. The availability of any exemption from registration must be established by an opinion of counsel, whose opinion must be satisfactory to the General Partner.

                                   ARTICLE X

                   DISSOLUTION, LIQUIDATION AND TERMINATION
                   ----------------------------------------

     10.1 Dissolution.
          -----------

          (a)  Events of Dissolution.  The Partnership shall be dissolved upon
               ---------------------
     the happening of any one of the following events:

               (i)   an event of withdrawal of the General Partner described in
          Section 4.02(a) of the Partnership Act;

               (ii) by the decision of all of the Partners to dissolve the Partnership;

               (iii) the entry of a decree of judicial dissolution under
          Section 8.02 of the Partnership Act;

               (iv)  the expiration of the fixed term of the Partnership; or

               (v)   any other event causing dissolution under the Partnership
          Act.

          (b)  Withdrawals; Reconstitution.
               ---------------------------

               (i) A General Partner may have the power but not the right to withdraw at any time from the Partnership and cease to be a General Partner under the provisions of Section 6.02(a) of the Partnership Act by giving written notice to the other Partners. Any General Partner who withdraws or ceases to be a General Partner pursuant to Section 4.02(a) of the Partnership Act, before the expiration of the fixed term of this Partnership, violates this Agreement, and the Partnership may recover damages from the withdrawing General Partner, including the reasonable cost of obtaining replacement of the services the withdrawn Partner was obligated to perform, for breach of this Agreement. The Partnership may, in addition to pursuing any remedies otherwise available under applicable law, effect that recovery by (a) offsetting those damages against the amount otherwise distributable to the withdrawing General Partner, (b) reducing the Limited Partner's interest into which the withdrawing General Partner's interest may be converted under Section 6.02(b)(1) of the Partnership Act, or (c) both.

               (ii) Subject to the liability created under Section 6.02(a) of the Partnership Act, a General Partner who ceases to be a General Partner under Section 4.02(a) of the Partnership Act shall, at the option of the Limited Partners:

                     (a) convert the interest in the withdrawing General
               Partner's Capital Account, profits, losses, and distributions to that of a Limited Partner; or

                     (b) pay to the withdrawing General Partner in cash, other
               property of the Partnership of equivalent value, or secure by bond approved by a court of competent jurisdiction, the fair market value of that Partner's Partnership Interest less the damages caused by the withdrawing General Partner's breach of this Agreement.

     10.2 Winding-up and Termination
          --------------------------

          (a) Unless otherwise provided herein, upon the dissolution of the Partnership no further business shall be conducted, except for such action as shall be necessary for the winding-up of the affairs of the Partnership and the distribution of its assets pursuant to the provisions of this
     Section 0. The General Partner shall act as liquidating trustee, or may appoint in writing one or more other Persons to act as liquidating trustee or trustees, and such trustee or trustees shall have full authority to wind up the affairs of the Partnership and to make final distribution as provided herein.

          (b) Upon dissolution of the Partnership, the liquidating trustee or trustees shall sell or distribute in kind all Partnership property as determined in the sole discretion of the liquidating trustee or trustees. The liquidating trustee or trustees shall ascertain the fair market value by appraisal or other reasonable means of all Partnership property not sold, and upon distribution of such property each Partner's Capital Account shall be adjusted as if such property had been sold at such fair market value and gains and losses realized thereby had been allocated to the Partners in accordance with Article V hereof. The liquidating trustee or trustees shall pay all Partnership debts, obligations and liabilities, including all debts, obligations and liabilities to the Partners and all costs of dissolution. If a General Partner has a negative balance in its Capital Account after all liabilities of the Partnership are paid to the extent possible and all cash and other remaining assets of the Partnership are distributed to the Partners in the termination and liquidation of the Partnership and after all allocations under Article V hereof are reflected in the Partners' respective Capital Accounts, such General Partner shall contribute cash or property to the Partnership in an amount equal to the amount necessary to bring the balance in its Capital Account up to zero. Thereafter, the liquidating trustee or trustees shall pay all remaining debts, obligations, and liabilities of the Partnership, if any, and the Partners' and Assignees' positive Capital Account balances, if any. Any property that is distributed in kind shall reduce the Capital Account of the distributee by the fair market value of such property as determined above. The liquidating distribution shall be made by the Partnership and a General Partner shall restore the negative balances in its Capital Account by the later of the end of the Partnership taxable year in which the liquidation occurs or ninety (90) days after the date of the liquidation. For purposes of the preceding sentence, the date of liquidation shall be determined in accordance with Regulation (S) 1.704-1(b)(2)(ii)(g).

           (c) The liquidating trustee or trustees shall comply with this Agreement and all requirements of the Partnership Act and other applicable law pertaining to the winding-up of a limited partnership.

           (d) The Limited Partner shall look solely to the assets of the Partnership for the return of their Capital Contributions, and if the Partnership property remaining after the payment or discharge of the debts and liabilities of the Partnership is insufficient to return their Capital Contributions, they shall have no recourse against the General Partner or any other Person for that purpose.

     10.3  Termination.  Upon the completion of the liquidation of the
           -----------
Partnership and the distribution of all Partnership funds, the Partnership shall terminate and the General Partner (or the liquidating trustee or trustees, as the case may be) shall (and is hereby given the authority to) execute and record all documents required to effectuate the dissolution and termination of the Partnership.

     10.4  Indemnification.  The liquidating trustee or trustees (and each
           ---------------
officer, director, shareholder, agent, attorney, representative, contractor, adviser, appraiser, partner or employee thereof) shall be indemnified and held harmless by the Partnership from and against all demands, liabilities, causes of action, costs and damages of any nature whatsoever arising out of or incidental to the taking of any action authorized under this Article X whether or not arising out of the negligence of the liquidating trustee or trustees (or any officer, director, shareholder, agent, attorney, representative, contractor, adviser, appraiser, partner or employee thereof), provided, however, that the liquidating trustee or trustees (or any officer, director, shareholder, agent, attorney, representative, contractor, adviser, appraiser, partner or employee thereof) shall not be entitled to indemnification hereunder where the claim or issue arose out of (a) a matter entirely unrelated to acting under the provisions hereof, (b) the gross negligence, bad faith or willful misconduct of the liquidating trustee or trustees (or any officer, director, shareholder, agent, attorney, representative, contractor, adviser, appraiser, partner or employee thereof seeking indemnity hereunder), or (c) the breach by the liquidating trustee or trustees of obligations under this Article X. The indemnification rights herein contained shall be cumulative of, and in addition to, any and all other rights, remedies and resources to which the liquidating trustee or trustees (or any officer, director, shareholder, agent, attorney, representative, contractor, adviser, appraiser, partner or employee thereof) shall be entitled at law or in equity.

                                  ARTICLE XI
                     EFFECTIVE DATE AND GENERAL PROVISIONS
                     -------------------------------------

     11.1  Scope.  This Agreement constitutes the entire understanding of the
           -----
Partners with respect to the Partnership.

     11.2  Applicable Laws.  This Agreement is governed by and shall be
           ---------------
construed and enforced in accordance with the laws of the State of Texas.

     11.3  Binding Effect.  This Agreement shall be binding upon and shall inure
           --------------
to the benefit of the Partners and successors and assigns.

     11.4  Gender.  Pronouns of any gender used herein shall include the other
           ------
gender and the neuter, and the singular and the plural shall each include the other.

     11.5  Headings.  The headings in this Agreement are intended for
           --------
convenience and identification only, are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision hereof and shall be disregarded in the construction and enforcement of this Agreement.

     11.6  Violation.  The failure of any party to seek redress for a violation
           ---------
of or to insist upon the strict performance of any covenant or condition of this Agreement shall not prevent a subsequent act, that would have originally constituted a violation, from having the effect of an original violation. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights or remedies the parties may have by law, statute, ordinance or otherwise.

     11.7  Indemnification.  Pursuant to and in accordance with the procedures
           ---------------
of the Partnership Act, the Partnership shall indemnify (i) a General Partner (and any affiliate, officer, director, partner, employee, trustee and agent of a General Partner) of the Partnership, (ii) the Limited Partner of the Partnership, (iii) an employee of the Partnership, (iv) an agent of the Partnership, and (v) Persons who are or were serving at the request of the Partnership as a representative of another enterprise, to the extent authorized by the Partnership Act. The indemnification provided by the Partnership Act shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any other statute or at common law and shall continue as to such Person's heirs, beneficiaries, executors, administrators, legal representatives, successors and assigns.

     11.8  Severability.  Every provision of this Agreement is intended to be
           ------------
severable. If any term or provision is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder hereof.

     11.9  Counterparts.  This Agreement or any amendment hereto may be executed
           ------------
in any number of counterparts with the same effect as if all parties hereto had all signed the same document. All counterparts shall be construed together and shall constitute one agreement. This Agreement or any amendment hereto may, in addition and without implied limitation, be executed by the Limited Partner (including a Substituted Limited Partner) by the Limited Partner executing a power of attorney satisfactory in scope, form and substance to the General Partner authorizing the General Partner to execute a counterpart on behalf of the Limited Partner, provided such power of attorney is accepted by the General Partner and provided further that the General Partner executes this Agreement or any amendment hereto on behalf of the Limited

Partner (any such execution by the General Partner to evidence conclusively the acceptance by such General Partner of such power of attorney).

     11.10  Waiver of Right to Partition.  Each Person who now or hereafter is a
            ----------------------------
party hereto or who has any right herein or hereunder irrevocably waives during the term of the Partnership any right to maintain any action for partition with respect to Partnership property.

     11.11  Dispute Resolution.
            ------------------

            (a) Any controversy or claim arising out of or relating to this Agreement or the management of the Partnership shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration shall be conducted by a single arbitrator. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. (S)(S) 1-16, and judgment upon the award entered by the arbitrator may be entered by any court having jurisdiction thereof. The location of the arbitration and all proceedings in connection therewith shall be in Houston, Texas unless otherwise agreed by the parties. As to any dispute, controversy or claim that under the terms hereof is made subject to arbitration, no suit at law or in equity based on such dispute, controversy or claim shall be instituted by either party hereto, other than to compel arbitration proceedings or enforce the award of the arbitrators.

            (b) The arbitrator shall (unless the arbitrator otherwise determines) consider the time value of money in determining any awards and may grant any relief deemed by the arbitrator to be just and reasonable and within the scope of this Agreement, including but not limited to specific performance; provided, however, that the arbitrator may not award punitive damages, and the parties hereby irrevocably waive any claims to punitive damages. All privileges under Texas and federal law, including attorney-client and work-product privileges, shall be preserved and protected to the same extent that such privileges would be protected in a federal court proceeding applying Texas law. The compensation for the service of the arbitrator and any expenses incurred shall be paid by the Partnership.

     11.12  Amendments.  This Agreement shall not be amended without the
            ----------
approval of a Majority in Interest of all Partners; provided that, no such amendment shall (i) require any Partner to make an additional Capital Contribution or (ii) alter the liability of the Limited Partner.
Notwithstanding the foregoing, the General Partner may propose technical amendments to this Agreement that (i) have no significant adverse effect on the rights, interests, liabilities, duties, or required contributions of any Partner, and (ii) are deemed necessary in the sole judgment of the General Partner (a) to satisfy any requirements, conditions, or guidelines contained in any ruling of the Internal Revenue Service, regulation promulgated by the United States Department of Treasury, or court decision dealing with the allocation for federal income tax purposes of items of Partnership income, gain, loss, deduction, or credit or the status of the Partnership as a partnership for tax purposes, or (b) for the effective operation of the Partnership;

and any such amendments shall be deemed adopted without any action by the Limited Partners upon the notification to the Limited Partners of the adoption of such amendments.

     11.13  Spouse's Community Interest.  The spouse of each Partner who is an
            ---------------------------
individual hereby joins in the execution of this Agreement to evidence such spouse's knowledge of its existence and content, to acknowledge that this Agreement is fair, equitable and in his or her best interests, to bind the community interest of such spouse, if any, and the heirs, beneficiaries, administrators, executors, legal representatives, successors, and assigns of such spouse to this Agreement and to evidence that the respective community interest of such spouse, if any, in and to any of the Partnership Interest held by a Partner, is covered by and embraced by the terms and provisions of this Agreement in all respects as if the Partner to whom such spouse is then married were the sole owner of the Partnership Interest covered by this Agreement and as if such spouse were a Partner hereunder with respect to such community interest. The sale and purchase with respect to any Partnership Interest of a Partner pursuant to the terms of this Agreement shall include any interest therein owned by the spouse of such Partner. Each such spouse hereby appoints the Partner to whom such spouse in all matters with respect to any community interest belonging to such spouse in the Partnership Interest. The power of attorney hereby granted is coupled with an interest and is irrevocable and shall survive the death, divorce, bankruptcy, disability or incompetency of any such spouse.

                           [Signature Page Follows]

     IN WITNESS WHEREOF, the undersigned have executed this Agreement of Limited Partnership on this 3rd day of May, 1996.

                                       GENERAL PARTNER:

                                       AOR MANAGEMENT COMPANY OF
                                       TEXAS, INC.

                                       By: _____________________________

                                       LIMITED PARTNER:

                                       AMERICAN ONCOLOGY RESOURCES, INC.


                                       By: _____________________________